UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 20, 2003

PARKER-HANNIFIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-4982	34-0451060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6035 Parkland Blvd. Cleveland, Ohio	44124-4141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 896-3000

Item 9.	Regulation FD Disclosure

The following information is furnished pursuant to Item 9, “Regulation FD Disclosure” and Item 12, “Disclosure of Results of Operations and Financial Conditions:”

On October 15, 2003, Parker-Hannifin Corporation (“Parker”) presented a Webcast announcing earnings for the quarter ended September 30, 2003. Attached as Exhibit 99.1 to this report are revised versions of several Webcast slides clarifying certain verbal disclosures made by Parker during the Webcast regarding segment operating margins and realignment charges incurred during the quarters ended September 30, 2003 and 2002. These slides are posted on Parker’s investor relations Internet site (http:www.phstock.com).

The above-mentioned slides reconcile segment operating margins reported in accordance with U.S. GAAP to segment operating margins adjusted to remove the effect of realignment charges incurred during the respective quarters. These charges are removed to allow investors and Parker to meaningfully evaluate operating margins on a comparable basis from period to period.

The information included in Item 9 and Item 12 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be incorporated by reference in any filing under the Securities Act of 1933.

EXHIBIT INDEX

99.1	Revised versions of Webcast slides regarding segment operating margins and realignment charges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PARKER-HANNIFIN CORPORATION

By:	/s/ Timothy K. Pistell

Timothy K. Pistell Vice President Finance and Administration and Chief Financial Officer

Date: October 20, 2003